Calculation of Filing Fee Tables
S-3
STERIS plc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.000087
Fees to be Paid	2	Debt	Guarantees of Debt Securities	457(r)				0.000087
Fees to be Paid	3	Equity	Ordinary Shares	457(r)				0.000087
Fees to be Paid	4	Equity	Preferred Shares	457(r)				0.000087
Fees to be Paid	5	Equity	Warrants	457(r)				0.000087
Fees to be Paid	6	Other	Units	457(r)				0.000087
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Each of STERIS plc (the "Registrant") and STERIS IRISH FinCo Unlimited Company ("FinCo"), STERIS Limited ("Limited") and STERIS Corporation (together with FinCo and Limited, the "Co-Registrants") is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, each of the Registrant and the Co-Registrants will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). Each of the Registrant and the Co-Registrants will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. An indeterminate aggregate offering price or principal amount or number of the securities is being registered as may be offered from time to time at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions.

[2]	The Registrants and the Co-Registrants, or any of them, may fully and unconditionally guarantee any series of debt securities registered hereunder. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees. The guarantees will not be traded separately. Refer also to footnote (1).

[3]	Refer to footnote (1).

[4]	Refer to footnote (1).

[5]	Refer to footnote (1).

[6]	Refer to footnote (1).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date